Exhibit B

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agree to the joint filing on behalf of each of them of the Statement on Schedule 13G/A filed herewith (and any amendments thereto), relating to the common stock, par value $0.001 per share, of Cara Therapeutics, Inc.

This Joint Filing Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

VIFOR (INTERNATIONAL) LTD.

By:	/s/ Alexandros Sigalas
Name: Alexandros Sigalas
Title: Head of Finance CSL Vifor
Date: July 25, 2023

By:	/s/ Markus Frenzen
Name: Markus Frenzen
Title: Head FP&A CSL Vifor
Date: July 25, 2023

VIFOR FRESENIUS MEDICAL CARE RENAL PHARMA LTD.

By:	/s/ Alexandros Sigalas
Name: Alexandros Sigalas
Title: Head of Finance CSL Vifor
Date: July 25, 2023

By:	/s/ Markus Frenzen
Name: Markus Frenzen
Title: Head FP&A CSL Vifor
Date: July 25, 2023

VIFOR PHARMA LTD.

By:	Vifor Pharma Participations Ltd., as successor by merger to Vifor Pharma Ltd.

By:	/s/ Alexandros Sigalas
Name: Alexandros Sigalas
Title: Head of Finance CSL Vifor
Date: July 25, 2023

By:	/s/ Markus Frenzen
Name: Markus Frenzen
Title: Head FP&A CSL Vifor
Date: July 25, 2023

CSL LIMITED

By:	/s/ Fiona Mead
Name: Fiona Mead
Title: Company Secretary
Date: July 25, 2023